                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report for Open Market, Inc. dated February 4, 1997 (except with respect to the matters discussed on Note 13, as to which the date is March 7, 1997) included in Open Market Inc.'s Form 10-K for the year ended December 31, 1996 and our report for Folio Corporation dated May 15, 1997, included in Open Market, Inc.'s Form 8-K dated May 23, 1997 and to all references to our firm included in or made a part of this Registration Statement.


                                         /s/ Arthur Andersen LLP

                                         Arthur Andersen LLP


Boston, Massachusetts
February 10, 1998